UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2004

CAM COMMERCE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-16569 (Commission File Number)	95-3866450 (IRS Employer Identification No.)

17075 Newhope Street
Fountain Valley, California 92708
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 241-9241

N/A
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

Item 5. OTHER EVENTS

On April 21, 2004, CAM Commerce Solutions, Inc. issued 21,875 shares of common stock as the result of the exercise of warrants issued by the company in a private placement completed in 2000. The warrants were exercised at $8.4375 per share, resulting in the company receiving approximately $184,570 in cash from the transaction. The proceeds will be used for general working capital requirements.

There are still warrants outstanding for 65,625 shares exercisable at $8.4375 per share and for 175,000 shares exercisable at $24.9375 per share. These warrants expire at the end of June 2005.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a) Not applicable.

       (b) Not applicable.

       (c) Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAM COMMERCE SOLUTIONS, INC. (Registrant)

Date: April 23, 2004	/s/ Paul Caceres
Paul Caceres
Chief Financial and Accounting Officer

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